Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Avistar Communications Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement this 5th day of December, 2008.

Dated: December 5, 2008

LEUCADIA NATIONAL CORPORATION

By:	/s/ Barbara L. Lowenthal
	Name:	Barbara L. Lowenthal
	Title:	Vice President

PHLCORP, INC.

By:	/s/ Barbara L. Lowenthal
	Name:	Barbara L. Lowenthal
	Title:	Vice President

BALDWIN ENTERPRISES, INC.

By:	/s/ Barbara L. Lowenthal
	Name:	Barbara L. Lowenthal
	Title:	Vice President